Exhibit 10.6

This is a translation of the original text in Chinese.

Business Operation Agreement

This Business Operation Agreement (this “Agreement”), dated as of April 18, 2012, is made by and among the following parties:

Party A:	Beijing Momo Information Technology Co., Ltd.
Address:	17818 Huateng Beitang Concentrated Office Area, 1701-1703, 37 Nanmofang Road, Chaoyang District, Beijing
Legal representative:	Yan TANG

Party B:	Beijing Momo Technology Co., Ltd.
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing
Legal representative:	Yan TANG

Party C:

Yan TANG	(ID Card No. ***)
Address:	801 Unit 1, Building 711, Phase III South, Beijing Olympic Garden, Dongba Middle Road, Chaoyang District, Beijing

Yong LI	(ID Card No. ***)
Address:	Room 1502, Block 5, Building 1, 23rd Yard, Huangsi Avenue, Xicheng, Beijing

Xiaoliang LEI	(ID Card No. ***)
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing

Zhiwei LI	(ID Card No. ***)
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing

Beijing Jingwei Meichuang Technology Co., Ltd.	(Registration No. 110105011169204)
Registered address:	805 Block A, Jia 2 (West) Gongren Tiyuchang North Road, Chaoyang District, Beijing

Shanghai Zihui Investment Management Co., Ltd.	(Registration No. 310110000566924)
Registered address:	Room 3463, Building 15, 36 Guohe Road, Yangpu District, Shanghai

(Individually a “Party”; collectively the “Parties”)

WHEREAS:

A. Party A is a wholly foreign-owned enterprise incorporated and validly existing in the People’s Republic of China (the “PRC”);

B. Party B is a limited liability company incorporated in the PRC and engaged in technology related marketing services;

C. Party A and Party B have established business relation by entering into a certain Exclusive Technical Consulting and Management Services Agreement, under which Party B will make various payments to Party A and therefore Party B’s activities in its ordinary course of business will have material effect upon its ability to make relevant payment to Party A; and

D. Each of the Party C is a shareholder of Party B (collectively, the “Founding Shareholders”), in which each of Yan TANG, Yong LI, Beijing Jingwei Meichuang Technology Co., Ltd., Shanghai Zihui Investment Management Co., Ltd., Xiaoliang LEI and Zhiwei LI holds 52%, 16%, 10%, 10%, 6.4% and 5.6% of Party B, respectively.

NOW, THEREFORE, the Parties, through friendly consultations and based on the principle of equality and mutual benefit, hereby agree as follows:

1.	Negative Obligations

In order to guarantee the performance by Party B of the agreement entered into by and between Party A and Party B and all of Party B’s obligations towards Party A, the Founding Shareholders hereby acknowledge, agree and jointly warrants that without prior written consent of Party A or any party designated by Party A, Party B shall not engage in any transaction which may have material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations, including without limitation:

1.1 Conduct of any activity outside its ordinary course of business or in a manner inconsistent with its past practice;

1.2 Making any borrowing or undertaking any indebtedness from any third party;

1.3 Change or removal of any of its directors or senior officers;

1.4 Sale, acquisition or any other disposal of any assets or rights, including without limitation any intellectual property rights, with any third party;

1.5 Creation of any guarantee or any other security on any of its assets or intellectual properties in favor of any third party, or creation of any encumbrance on any of its assets;

1.6 Change of its articles of association or its scope of business;

1.7 Change of its ordinary course of business or any of its material bylaws;

1.8 Transfer any of its rights or obligations under this Agreement to any third party;

1.9 Making any material change to its business pattern, marketing strategy, business plan or customer relationship; and

1.10 Distribution of any bonus or dividend.

2.	Business Management and Human Resources Arrangement

2.1 Party B and the Founding Shareholders hereby jointly agree to accept and strictly implement any proposal made by Party A from time to time regarding employment and removal of Party B’s employees, day-to-day business management and financial management system of Party B.

2.2 Party B and the Founding Shareholders hereby jointly agree that the Founding Shareholders elect or appoint, as applicable, any person designated by Party A as Party B’s director, chairman, president, chief financial officer and any other executive officers in accordance with relevant laws, regulations and its articles of association.

2.3 Upon termination of his or her employment with Party A, either voluntarily or by Party A, each of the directors or senior officers elected or appointed under Section 2.2 will be simultaneously disqualified to hold any position in Party B; under such circumstance, the Founding Shareholders will elect any other person designated by Party A for such position.

2.4 For purpose of Section 2.3, the Founding Shareholders will take any actions required under relevant laws, articles of association and this Agreement to effect the employment and termination provided under Sections 2.2 and 2.3.

2.5 The Founding Shareholders hereby agree that in conjunction with execution of this Agreement, they will execute an irrevocable power of attorney authorizing Party A to exercise their respective rights as shareholders of Party B and respective voting rights at Party B’s shareholders meeting.

3.	Other Agreements

3.1 Upon termination or expiration of any agreement between Party A and Party B, Party A may elect to terminate all of its agreements with Party B, including without limitation the Exclusive Technical Consulting and Management Services Agreement.

3.2 Considering the business relationship established between Party A and Party B based on the executed Exclusive Technical Consulting and Management Services Agreement, Party B’s activities in its ordinary course of business will have material effect upon its ability to make relevant payment to Party A. The Founding Shareholders agree that any bonus, dividend or any other benefit or interest receivable by it as shareholder of Party B will be unconditionally and automatically paid or transferred to Party A.

4.	All Agreements and Amendments

4.1 This Agreement and all of the agreements and/or documents referred to or expressly included herein constitute entire agreements among the Parties with respect to the subject matter hereof and supersede all prior agreements, contracts, understandings and communications, written or oral, among the Parties with respect to the same.

4.2 This Agreement may not be amended unless by agreement of the Parties in writing. Any amendment or supplement hereto duly executed by the Parties shall be an integral part of and have the same effect with this Agreement.

5.	Governing Law

The execution, validity, performance of this Agreement and resolution of any dispute arising from this Agreement shall be governed by the laws of the PRC.

6.	Dispute Resolution

6.1 Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to Beijing Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration will be in Chinese. The arbitral award shall be final and binding on each of the Parties.

6.2 Except for the matter under dispute, each of the Parties shall continue to perform its obligations under this Agreement in good faith.

7.	Notices

All notices made by each of the Parties to exercise any of its rights or perform any of its obligations hereunder shall be in writing and given to the following address in person, by registered mail, prepaid mail, recognized courier service, or by fax.

To Party A:	Beijing Momo Information Technology Co., Ltd.
Address:	17818 Huateng Beitang Concentrated Office Area, 1701-1703, 37 Nanmofang Road, Chaoyang District, Beijing
Telephone:	+86 10-64629001
Attention:	Yan TANG

To Party B:	Beijing Momo Technology Co., Ltd.
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing
Telephone:	+86 10-64629001
Attention:	Yan TANG

To Party C:

Yan TANG
Address:	801 Unit 1, Building 711, Phase III South, Beijing Olympic Garden, Dongba Middle Road, Chaoyang District, Beijing
Telephone:	+86 10-64629001
Attention:	Yan TANG

Yong LI
Address:	Room 1502, Block 5, Building 1, 23rd Yard, Huangsi Avenue, Xicheng, Beijing
Telephone:	+86 18601361906
Attention:	Yong LI

Xiaoliang LEI
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing
Telephone:	+86 10-64629001
Attention:	Xiaoliang LEI

Zhiwei LI
Address:	1602 Unit 2, 13/F, Building 15, Xiaguangli, Chaoyang District, Beijing
Telephone:	+86 10-64629001
Attention:	Zhiwei LI

Beijing Jingwei Meichuang Technology Co., Ltd.
Address:	805 Block A, Jia 2 (West) Gongren Tiyuchang North Road, Chaoyang District, Beijing
Telephone:	+86 10-65000088
Attention:	Yuan FANG

Shanghai Zihui Investment Management Co., Ltd.
Address:	Room 3463, Building 15, 36 Guohe Road, Yangpu District, Shanghai
Telephone:	+86 18616181288
Attention:	Gang ZHENG

8.	Effectiveness, Term and other terms of this Agreement

8.1 Any written consent, proposal, appointment and any other decision in connection with this Agreement which has material effect on Party B’s day-to-day business operations shall be made by Party A’s board of directors.

8.2 This Agreement shall become effective upon execution by each of the Parties on the date first written above. The term of this Agreement will be ten (10) years unless early terminated by Party A. Upon request from Party A, the Parties may extend the term of this Agreement prior to its expiration or enter into a separate business agreement, each as requested by Party A.

8.3 During the term of this Agreement, none of Party B or Founding Shareholders may terminate this Agreement. Party A shall have the right to terminate this Agreement at any time with notice to Party B and its Shareholders in writing.

8.4 If any term or provision hereof is found illegal or unenforceable under applicable laws, such term or provision shall be deemed deleted from this Agreement without any effect, and the remainder of this Agreement shall remain in force and effect as if such term or provision had never been contained herein. The Parties shall negotiate to replace such deleted term or provision with a lawful and valid term or provision acceptable to each of the Parties.

8.5 Failure to exercise any right, power or privilege hereunder shall not be deemed as waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude exercise of any other right, power or privilege under this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives on the date first written above.

(Signature Page)

Party A:	Beijing Momo Information Technology Co., Ltd. (seal)
By:	/s/ Yan TANG
Name:	Yan TANG
Title:	Legal representative

Party B:	Beijing Momo Technology Co., Ltd. (seal)
By:	/s/ Yan TANG
Name:	Yan TANG
Title:	Legal representative

Party C:

/s/ Yan TANG

/s/ Yong LI

/s/ Xiaoliang LEI

/s/ Zhiwei LI

Beijing Jingwei Meichuang Technology Co., Ltd. (seal)
By:	/s/ Yuan FANG
Name:	Yuan FANG
Title:	Legal representative

Shanghai Zihui Investment Management Co., Ltd. (seal)
By:	/s/ Gang ZHENG
Name:	Gang ZHENG
Title:	Authorized signatory

Confirmation Letter

WHEREAS:

(1)	Beijing Momo Information Technology Co., Ltd., Beijing Momo Technology Co., Ltd. (“Momo Technology”), Yan TANG, Yong LI, Xiaoliang LEI, Zhiwei LI, Beijing Jingwei Meichuang Technology Co., Ltd. (“Jingwei”) and Shanghai Zihui Investment Management Co., Ltd. (“Zihui”) have entered into a Business Operation Agreement (the “Business Agreement”) dated April 18, 2012.

(2)	Upon execution of the Business Agreement, each of Yan TANG, Yong LI, Jingwei, Zihui, Xiaoliang LEI and Zhiwei LI holds 52%, 16%, 10%, 10%, 6.4% and 5.6% of Momo Technology, respectively.

(3)	Each of Jingwei and Zihui has transferred to Yan TANG the 10% equity interests of Momo Technology held by him and, upon completion of such transfer, Yan TANG will hold 72% equity interests of Momo Technology.

NOW, THEREFORE:

The undersigned, Yan TANG (ID Card No. ***), hereby acknowledges that my ownership of 72% equity interests of Momo Technology is subject to the terms and conditions of the Business Agreement and I, in my capacity as a shareholder of Momo Technology, will be subject to the obligations provided under the Business Agreement, each with the view to ensuring due performance of the Business Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(Signature page)

Yan TANG

/s/ Yan TANG

Date: June 9, 2014